UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

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Cimpress N.V.
(Exact Name of Registrant as Specified in Its Charter)

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The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8
Venlo	5928 LW
The Netherlands	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 31-77-850-7700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 9, 2016, Cimpress USA Incorporated, a wholly owned subsidiary of Cimpress N.V., entered into a Purchase Agreement with National Pen Holdings, LLC, a Delaware limited liability company, and National Pen Blocker Holdings, L.P., a Delaware limited liability partnership, as sellers; and National Pen Co. LLC, a Delaware limited liability company, and National Pen Blocker Corp., a Delaware corporation, as target companies. Under the Purchase Agreement, Cimpress agreed to acquire 100% of the outstanding equity interests of the target companies for a purchase price of approximately $218,000,000 payable in cash at closing, subject to adjustment based on acquired cash, debt, and working capital as of the closing date, as well as seller expenses. The Purchase Agreement provides that $9,270,000 of the purchase price will be deposited into escrow accounts to cover any shortfall from agreed levels of the target companies' net cash, debt, and working capital at closing and to secure certain obligations of the sellers. The parties also jointly purchased a $22,000,000 buy-side representation and warranty insurance policy containing customary terms and conditions to supplement the escrow funds with respect to breaches of sellers' representations and warranties and the pre-closing tax indemnity.

Subject to the satisfaction of various closing conditions, including antitrust clearance in the United States and Germany, Cimpress expects the transaction to close as early as the end of December 2016.

The foregoing is not a complete description of the parties’ rights and obligations under the Purchase Agreement and is qualified by reference to the full text and terms of such agreement, which is filed as an exhibit to this report and incorporated herein by reference.

Item 8.01.    Other Events

During October and November 2016, Cimpress N.V. purchased 593,763 of its ordinary shares for $50 million inclusive of transaction costs, an average price per share of $84.22, pursuant to the share repurchase program authorized by the Supervisory Board on February 22, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 12, 2016                                                   Cimpress N.V.

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Purchase Agreement dated December 9, 2016 among Cimpress USA Incorporated, National Pen Holdings, LLC, National Pen Blocker Holdings, L.P., National Pen Co. LLC, and National Pen Blocker Corp.

99.1	Press release dated December 12, 2016 entitled “Cimpress Agrees to Acquire National Pen: International Leader in Custom Writing Instruments”